UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

NORTHERN POWER SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	3511	Pending
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Northern Power Systems Corp.

29 Pitman Road

Barre, Vermont 05641

(802) 461-2955

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Troy C. Patton

Northern Power Systems Corp.

President and Chief Executive Officer

29 Pitman Road

Barre, Vermont 05641

(802) 461-2955

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Elliot J. Mark

Vice President and General Counsel

Northern Power Systems Corp.

29 Pitman Road

Barre, Vermont 05641

(802) 461-2955

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, no par value per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of a “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

Northern Power Systems Corp. is filing this General Form for Registration of Securities on Form 10, which we refer to as the Registration Statement, to register its common shares, no par value per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As described in a Form 15 filed by Wind Power Holdings, Inc. (“WPHI”) on April 22, 2014, Northern Power Systems Corp. is the successor to WPHI pursuant to that certain Merger Agreement and Plan of Reorganization, dated as of March 31, 2014, by and among Northern Power Systems Corp. (formerly Mira III Acquisition Corp.), WPHI, Mira Subco Inc., and Mira Subco LLC. The merger constituted a succession for purposes of Rule 12g-3(a) of the Exchange Act. Northern Power Systems Corp. is filing this Amendment No. 3 to the Registration Statement to make certain modifications and additions to the exhibits filed under the Registration Statement.

i

Item 15.	Financial Statements and Exhibits

The following documents are filed as part of this report:

1 and 2. Consolidated Financial Statements and Financial Statement Schedule:

An index to the consolidated financial statements and financial statement schedule filed is located on page F-1.

3. Exhibits

Number	Description

3.1^	Fourth Amended and Restated Certificate of Incorporation of Wind Power Holdings, Inc.

3.2^	Amended and Restated Bylaws of Wind Power Holdings, Inc.

3.3+	Articles of Incorporation of the Registrant dated April 14, 2014

4.1*	Form of Common Share Certificate of the Registrant

4.1A*	Form of Class B Restricted Voting Share Certificate of the Registrant

4.2^	Fourth Amended and Restated Investors’ Rights Agreement by and between the Registrant and certain of its stockholders dated August 30, 2013

4.3^	Fourth Amended and Restated Voting Agreement by and between the Registrant and certain of its stockholders dated August 30, 2013

4.4+	Fifth Amended and Restated Investors’ Rights Agreement by and between the Registrant and certain of its stockholders dated April 14, 2014

10.1#^	Wind Power Holdings, Inc. 2008 Equity Incentive Plan and forms of agreement thereunder

10.2#^	Northern Power Systems, Inc. 2011 Stock Option and Grant Plan and forms of agreements thereunder

10.3#^	Northern Power Systems Utility Scale, Inc. 2011 Stock Option and Grant Plan and forms of agreements thereunder

10.4#^	Wind Power Holdings, Inc. 2013 Stock Option and Grant Plan and forms of agreements thereunder

10.5#^	Employment Agreement by and between the Registrant and Troy Patton

10.6#^	Form of Employment Agreement with other executive officers

10.7*	Loan and Security Agreement by and between Northern Power Systems, Inc. and Comerica Bank, as amended, dated December 1, 2011

10.8**	Technological Know-How Transfer Agreement for NPS 2.X by and between Northern Power Systems, Inc. (as successor to Northern Power Systems Utility Scale, Inc.) and WEG Equipamentos Elétricos S.A. dated March 20, 2013

10.9^	Merger Agreement by and between the Registrant, Mira III Acquisition Corp., Mira Subco Inc. and Mira Subco LLC dated as of March 31, 2014

10.10^	Engagement Letter by and between the Registrant and Beacon Securities Limited dated as of December 7, 2013

10.11^	Agency Agreement by and between the Registrant, Mira III Acquisition Corp., Beacon Securities Limited, Cormark Securities Inc. and Canaccord Genuity Corp. dated March 17, 2014

10.12**	Turbine Design and Development Agreement for 3.3 MW by and between the Registrant and WEG Equipamentos Elétricos S.A. dated February 28, 2014

Number	Description

10.13#+	Northern Power Systems Corp. 2014 Stock Option and Incentive Plan

10.14#+	Northern Power Systems Corp. 2014 Stock Option and Incentive Plan Form of Non-Qualified Stock Option Grant

10.15+	Escrow Agreement made and entered into as of April 16, 2014, by and among the Registrant, Equity Financial Trust Company, as escrow agent, and the shareholders named therein

10.16*	Purchase and Sale Agreement dated as of March 5, 2014 by and between the Registrant and Malone Properties, Inc.

21.1^	Subsidiaries of the Registrant

+	Incorporated by reference from Current Report on Form 8-K filed by the Registrant on April 23, 2014.
^	Previously filed.
*	Filed herewith.
**	Filed herewith. Portions of this exhibit have been omitted pursuant to a request for confidential treatment.
#	Indicates management contract or compensatory plan, contract or agreement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHERN POWER SYSTEMS CORP.

Date: May 12, 2014	By:	/s/ Elliot J. Mark
Elliot J. Mark
Vice President and General Counsel

EXHIBIT LIST

Number	Description

3.1^	Fourth Amended and Restated Certificate of Incorporation of Wind Power Holdings, Inc.

3.2^	Amended and Restated Bylaws of Wind Power Holdings, Inc.

3.3+	Articles of Incorporation of the Registrant dated April 14, 2014

4.1*	Form of Common Share Certificate of the Registrant

4.1A*	Form of Class B Restricted Voting Share Certificate of the Registrant

4.2^	Fourth Amended and Restated Investors’ Rights Agreement by and between the Registrant and certain of its stockholders dated August 30, 2013

4.3^	Fourth Amended and Restated Voting Agreement by and between the Registrant and certain of its stockholders dated August 30, 2013

4.4+	Fifth Amended and Restated Investors’ Rights Agreement by and between the Registrant and certain of its stockholders dated April 14, 2014

10.1#^	Wind Power Holdings, Inc. 2008 Equity Incentive Plan and forms of agreement thereunder

10.2#^	Northern Power Systems, Inc. 2011 Stock Option and Grant Plan and forms of agreements thereunder

10.3#^	Northern Power Systems Utility Scale, Inc. 2011 Stock Option and Grant Plan and forms of agreements thereunder

10.4#^	Wind Power Holdings, Inc. 2013 Stock Option and Grant Plan and forms of agreements thereunder

10.5#^	Employment Agreement by and between the Registrant and Troy Patton

10.6#^	Form of Employment Agreement with other executive officers

10.7*	Loan and Security Agreement by and between Northern Power Systems, Inc. and Comerica Bank, as amended, dated December 1, 2011

10.8*	Technological Know-How Transfer Agreement for NPS 2.X by and between Northern Power Systems, Inc. (as successor to Northern Power Systems Utility Scale, Inc.) and WEG Equipamentos Elétricos S.A. dated March 20, 2013

10.9^	Merger Agreement by and between the Registrant, Mira III Acquisition Corp., Mira Subco Inc. and Mira Subco LLC dated as of March 31, 2014

10.10^	Engagement Letter by and between the Registrant and Beacon Securities Limited dated as of December 7, 2013

10.11^	Agency Agreement by and between the Registrant, Mira III Acquisition Corp., Beacon Securities Limited, Cormark Securities Inc. and Canaccord Genuity Corp. dated March 17, 2014

10.12**	Turbine Design and Development Agreement for 3.3 MW by and between the Registrant and WEG Equipamentos Elétricos S.A. dated February 28, 2014

10.13#+	Northern Power Systems Corp. 2014 Stock Option and Incentive Plan

10.14#+	Northern Power Systems Corp. 2014 Stock Option and Incentive Plan Form of Non-Qualified Stock Option Grant

10.15+	Escrow Agreement made and entered into as of April 16, 2014, by and among the Registrant, Equity Financial Trust Company, as escrow agent, and the shareholders named therein

Number	Description

10.16*	Purchase and Sale Agreement dated as of March 5, 2014 by and between the Registrant and Malone Properties, Inc.

21.1^	Subsidiaries of the Registrant

+	Incorporated by reference from Current Report on Form 8-K filed by the Registrant on April 23, 2014.
^	Previously filed.
*	Filed herewith.
**	Filed herewith. Portions of this exhibit have been omitted pursuant to a request for confidential treatment.
#	Indicates management contract or compensatory plan, contract or agreement.